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                                                     EXHIBIIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Stock Incentive Plan and 1992 Employee Stock Purchase Plan of Keane, Inc. of our report dated February 12, 2001, except Note O as to which the date is February 21, 2001, with respect to the consolidated financial statements of Keane, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities Exchange Commission.


                              /S/ Ernst & Young LLP

                              ERNST & YOUNG LLP

Boston, Massachusetts
June 7, 2001